UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 26, 2015

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to 2013 Credit Facility

On June 26, 2015, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”) and PREIT-RUBIN, Inc. (“PRI” and, collectively with PREIT and PREIT Associates, the “Borrower”) entered into an Amendment (the “Amendment”) to the 2013 Revolving Facility with Wells Fargo Bank, National Association, and the other financial institutions signatory thereto, a $400.0 million senior unsecured revolving credit facility. Among other things, the Amendment lowered the interest rates in the applicable pricing grid and extended the Termination Date to June 26, 2018. All capitalized terms used in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the 2013 Revolving Facility, as amended by the Amendment (as so amended, the “2013 Revolving Facility”).

Pursuant to the Amendment, amounts borrowed under the 2013 Revolving Facility bear interest at a rate between 1.20% and 1.55% per annum, depending on PREIT’s leverage, in excess of LIBOR. The rate in effect at the closing of the Amendment was 1.25% per annum in excess of LIBOR. As of June 26, 2015, there was $120.0 million outstanding under the 2013 Revolving Facility.

Level	Ratio of Total Liabilities to Gross Asset Value	NEW 2013 Revolving Facility Applicable Margin for LIBOR and Base Rate Loans	PREVIOUS 2013 Revolving Facility Applicable Margin for LIBOR and Base Rate Loans
1	Less than 0.450 to 1.00	1.20%	1.50%
2	Equal to or greater than 0.450 to 1.00 but less than 0.500 to 1.00	1.25%	1.70%
3	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	1.30%	1.85%
4	Equal to or greater than 0.550 to 1.00	1.55%	2.05%

Pursuant to the Amendment, the initial maturity of the 2013 Revolving Facility will be June 26, 2018, and the Borrower has options for two one-year extensions of the initial maturity date, which remain subject to certain conditions and to the payment of an extension fee of 0.15% and 0.20% of the Lenders’ Commitments for the first and second options, respectively.

If PREIT seeks and obtains an investment grade credit rating and so notifies the 2013 Revolving Facility lenders, then the Applicable Margin will be determined based on PREIT’s credit rating(s) as follows:

Level	Credit Rating (S&P/Moody’s/Fitch)	Applicable Margin for LIBOR and Base Rate Loans
1	BBB+/Baa1 or better	0.925%
2	BBB/Baa2	1.000%
3	BBB-/Baa1	1.200%
4	Lower than BBB-/Baa1 or not rated	1.550%
The 2013 Revolving Facility remains subject to a facility fee, which, after the Amendment, is currently 0.25% per annum of the daily aggregate amount of the lenders’ Commitments (whether or not utilized).

The 2013 Revolving Facility contains affirmative and negative covenants customarily found in facilities of this type. Under the Amendment, the only modification to an existing covenant was a change to the requirement that PREIT maintain, on a consolidated basis, minimum Unencumbered Debt Yield of 11.0%, versus 12.0% previously. The cross-default provision was also amended to add the new 2015 5-Year Term Loan, which is described below.

Amendment to Each of the 2014 5-Year Term Loan and the 2014 7-Year Term Loan

On June 26, 2015, the Borrower also entered into an amendment to each of:

(1) the 2014 5-Year Term Loan Agreement (the “2014 5-Year Term Loan”) with Wells Fargo Bank, National Association, U.S. Bank National Association and the other financial institutions signatory thereto, for a $150.0 million senior unsecured 5 year term loan facility; and

(2) a 2014 7-Year Term Loan Agreement (the “2014 7-Year Term Loan” and, together with the 5-Year Term Loan, the “2014 Term Loans”) with Wells Fargo Bank, National Association, Capital One, National Association and the other financial institutions signatory thereto, for a $100.0 million senior unsecured 7 year term loan facility.

Under the amendment to each of the 2014 Term Loans, PREIT is required to maintain, on a consolidated basis, minimum Unencumbered Debt Yield of 11.0%, versus 12.0% previously. This is consistent with the amendment to the covenant in the 2013 Revolving Facility, as described above, and the provision of the 2015 5-Year Term Loan, which is described below. The cross-default provisions in the 2014 Term Loans were also amended to add the new 2015 5-Year Term Loan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

2015 5-Year Term Loan

On June 26, 2015, the Borrower closed on a Five Year Term Loan Agreement (the “2015 5-Year Term Loan”) with Wells Fargo Bank, National Association, PNC Bank, National Association and the other financial institutions signatory thereto, for a $150.0 million senior unsecured 5 year term loan facility. The maturity date of the 2015 5-Year Term Loan is June 26, 2020. At closing, the Borrower borrowed the entire $150.0 million under the 2015 5-Year Term Loan and used the proceeds to repay $150.0 million of the outstanding balance under the Borrower’s 2013 Revolving Facility.

Amounts borrowed under the 2015 5-Year Term Loan bear interest at the rate specified below per annum, depending on PREIT’s leverage, in excess of LIBOR, unless and until the Borrower receives an investment grade credit rating and provides notice to the Administrative Agent (the “Rating Date”), after which alternative rates would apply, as described below. In determining PREIT’s leverage (the ratio of Total Liabilities to Gross Asset Value), the capitalization rate used to calculate Gross Asset Value is 6.50% for each Property having an average sales per square foot of more than $500 for the most recent period of 12 consecutive months and (b) 7.50% for any other Property.

Level	Ratio of Total Liabilities to Gross Asset Value	2015 5-Year Term LoanApplicableMargin for LIBOR and Base Rate Loans
1	Less than 0.450 to 1.00	1.35%
2	Equal to or greater than 0.450 to 1.00 but less than 0.500 to 1.00	1.45%
3	Equal to or greater than 0.500 to 1.00 but less than 0.550 to 1.00	1.60%
4	Equal to or greater than 0.550 to 1.00	1.90%

The initial rate in effect under the 2015 5-Year Term Loan will be 1.45% per annum in excess of LIBOR.

If PREIT receives an investment grade credit rating and so notifies the lenders under the 2015 5-Year Term Loan, then the Applicable Margin will be determined based on PREIT’s credit rating(s) as follows:

Level	Credit Rating (S&P/Fitch/Moody’s)	2015 5-Year Term LoanApplicable Margin for LIBOR and Base Rate Loans
1	BBB+/Baa1 or better	0.975%
2	BBB/Baa2	1.100%
3	BBB-/Baa1	1.350%
4	Lower than BBB-/Baa1 or not rated	1.800%

If PREIT receives credit ratings from more than one specified credit rating agency and such ratings are not equivalent, then the level will be determined as set forth under the 2015 5-Year Term Loan based on the total number of credit ratings that PREIT has received, which rating agency issued the rating and the levels of such ratings.

Prior to the Rating Date, PREIT and the subsidiaries of PREIT that either (1) account for more than 2.5% of adjusted Gross Asset Value (other than an Excluded Subsidiary), (2) own or lease an Unencumbered Property, (3) own, directly or indirectly, a subsidiary described in (2), or (4) are guarantors under the 2013 Revolving Facility, as amended, will serve as guarantors for funds borrowed under the 2015 5-Year Term Loan. After the Rating Date, if any, PREIT may request that a subsidiary guarantor be released, unless such guarantor becomes obligated in respect of the debt of the Borrower or another subsidiary or owns Unencumbered Property or incurs recourse debt.

The 2015 5-Year Term Loan contains certain affirmative and negative covenants identical to those contained in PREIT’s 2013 Revolving Facility and 2014 Term Loans, including, without limitation, requirements that PREIT maintain, on a consolidated basis: (1) Minimum Tangible Net Worth of $1,314,516,000, plus 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2012; (2) maximum ratio of Total Liabilities to Gross Asset Value of 0.60:1, provided that it will not be a Default if the ratio exceeds 0.60:1 but does not exceed 0.625:1 for more than two consecutive quarters on more than two occasions during the term; (3) minimum ratio of Adjusted EBITDA to Fixed Charges of 1.50:1; (4) minimum Unencumbered Debt Yield of 11.0%; (5) minimum Unencumbered NOI to Unsecured Interest Expense of 1.75:1; (6) maximum ratio of Secured Indebtedness to Gross Asset Value of 0.60:1; (7) maximum Investments in unimproved real estate and predevelopment costs not in excess of 5.0% of Gross Asset Value; (8) maximum Investments in Persons other than Subsidiaries, Consolidated Affiliates and Unconsolidated Affiliates not in excess of 5.0% of Gross Asset Value; (9) maximum Mortgages in favor of the Borrower or any other Subsidiary not in excess of 5.0% of Gross Asset Value; (10) the aggregate value of the Investments and the other items subject to the preceding clauses (7) through (9) not in excess of 10.0% of Gross Asset Value; (11) maximum Investments in Consolidation Exempt Entities not in excess of 25.0% of Gross Asset Value; (12) maximum Projects Under Development not in excess of 15.0% of Gross Asset Value; (13) the aggregate value of the Investments and the other items subject to the preceding clauses (7) through (9) and (11) and (12) not in excess of 35.0% of Gross Asset Value; and (14) Distributions may not exceed (A) with respect to our preferred shares, the amounts required by the terms of the preferred shares, and (B) with respect to our common shares, the greater of (i) 95.0% of Funds From Operations (FFO) and (ii) 110% of REIT taxable income for a fiscal year. These covenants and restrictions limit PREIT’s ability to incur additional indebtedness, grant liens on assets and enter into negative pledge agreements, merge, consolidate or sell all or substantially all of its assets and enter into transactions with affiliates. The 2015 5-Year Term Loan, the 2013 Revolving Facility and the 2014 Term Loans are subject to customary events of default and are cross-defaulted with one another.

The 2015 5-Year Term Loan also contains an additional covenant that prior to the Rating Date, if any, PREIT may not permit the amount of the Gross Asset Value attributable to assets directly owned by PREIT, PREIT Associates, PRI and the guarantors to be less than 95% of Gross Asset Value excluding assets owned by Excluded Subsidiaries or Unconsolidated Affiliates.

The Borrower may prepay the 2015 5-Year Term Loan at any time without premium or penalty, subject to reimbursement obligations for the lenders’ breakage costs for LIBOR borrowings.

Upon the expiration of any applicable cure period following an event of default, the lenders may declare all of the obligations in connection with the 2015 5-Year Term Loan immediately due and payable. Upon the occurrence of a voluntary or involuntary bankruptcy proceeding of PREIT, PALP, PRI, any material subsidiary, any subsidiary that owns or leases an Unencumbered Property or certain other subsidiaries, all outstanding amounts would automatically become immediately due and payable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: July 2, 2015	By:/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel